SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  December 23, 2003

                        Commission File Number 1-05707

                      GENERAL EMPLOYMENT ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)

          Illinois                                         36-6097429
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)

   One Tower Lane, Suite 2100, Oakbrook Terrace, Illinois         60181
       (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code:  (630) 954-0400



Item 4.  Changes in Registrant's Certifying Accountant.

Engagement of New Independent Auditors
The Audit Committee of the Company's Board of Directors engaged BDO Seidman, LLP to serve as the Company's independent auditors and to audit the Company's consolidated financial statements for the fiscal year ending September 30, 2004. The appointment of BDO Seidman, LLP was effective as of December 23, 2003.

During the Company's two most recent fiscal years, and subsequently to the date of this Form 8-K Current Report, the Company did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specific transaction or regarding the type of opinion that might be rendered on the Company's financial statements.


Dismissal of Former Independent Auditors
Ernst & Young LLP served as the Company's independent auditors for the year ended September 30, 2003, and had served in that capacity since 1985. Ernst & Young LLP, was dismissed as the Company's independent auditors effective as of December 23, 2003.

During the Company's two most recent fiscal years, and subsequently to the date of this Form 8-K Current Report, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The audit reports of Ernst & Young LLP for the Company's two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, or an opinion that was qualified or modified as to uncertainty, audit scope or accounting principles.

The Company requested that Ernst & Young LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in this Item 4. A copy of the letter issued by Ernst & Young LLP dated December 29, 2003 is filed as an exhibit to this Form 8-K Current Report.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

The following exhibit is filed as part of this report:

No.     Description of Exhibit

16      Letter from former independent auditors dated December 29, 2003.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   GENERAL EMPLOYMENT ENTERPRISES, INC.
                                              (Registrant)

Date:  December 30, 2003           By: /s/ Kent M. Yauch
                                   Kent M. Yauch
                                   Vice President, Chief Financial
                                   Officer and Treasurer